SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(C) or ss.240.14A-12

                         OCEANEERING INTERNATIONAL, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(I)(1), or
         14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rules 14a-6(I)(3).

[ ]      Fee Computed on table below per Exchange Act Rules 14a-6(I)4 and O-11.

         1) Title of each class of securities to which transaction applies: N/A .

         2)       Aggregate number of securities to which transaction applies:
                  N/A .

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11: (1) N/A .

         4)       Proposed maximum aggregate value of transaction: N/A .

         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:   $125.00.

         2)       Form, Schedule or Registration Statement No.:    PRE-14A.

         3)       Filing Party:    OCEANEERING INTERNATIONAL, INC.

         4)       Date Filed:     JUNE 21, 1996.

                                     (LOGO)

                        OCEANEERING INTERNATIONAL, INC.

             16001 PARK TEN PLACE, SUITE 600, HOUSTON, TEXAS 77084

                                                                   July 15, 1996

Dear Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Oceaneering International, Inc., which will be held at the Baker & Botts, L.L.P. Conference Room, One Shell Plaza - Mall Level, 910 Louisiana Street, Houston, Texas, on Friday, August 23, 1996 at 10:00 a.m. Houston time.

     On the following pages you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted upon at the meeting. A copy of the Annual Report to Shareholders describing the Company's operations during the fiscal year ended March 31, 1996 is enclosed.

     I hope you will be able to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card promptly. Your shares will be voted at the meeting in accordance with your proxy.

     If you have shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. I look forward to seeing you at the 1996 Annual Meeting of Shareholders.

                                          Sincerely,

                                          John R. Huff
                                          Chairman, President and
                                          Chief Executive Officer

                        OCEANEERING INTERNATIONAL, INC.

             16001 PARK TEN PLACE, SUITE 600, HOUSTON, TEXAS 77084

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 23, 1996
                            ------------------------

To the Shareholders of Oceaneering International, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Oceaneering International, Inc., a Delaware corporation (the "Company"), will be held at the Baker & Botts, L.L.P. Conference Room, One Shell Plaza - Mall Level, 910 Louisiana Street, Houston, Texas on Friday, August 23, 1996 at 10:00 a.m. Houston time, for the following purposes:

          (1) To elect one director as a member of the Board of Directors to serve until the 1999 Annual Meeting of Shareholders or until a successor is duly elected and qualified (Proposal 1);

          (2) To consider and act upon a proposal to adopt the 1996 Incentive Plan (Proposal 2);

          (3) To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 1997 (Proposal 3); and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on July 9, 1996 is the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     The Board of Directors welcomes the personal attendance of shareholders at the meeting. Whether or not you expect to be present at the meeting, please fill in, date and sign the enclosed proxy and return it to the Company promptly in the enclosed envelope. If you attend the meeting, you may, if you so desire, withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          George R. Haubenreich, Jr.
                                          Vice President, General Counsel
                                          and Secretary

July 15, 1996


                             YOUR VOTE IS IMPORTANT

        TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE MEETING, PLEASE
   SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
- --------------------------------------------------------------------------------

                        OCEANEERING INTERNATIONAL, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors of Oceaneering International, Inc., a Delaware corporation (the "Company"), for use at the Company's annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. The Company will pay all costs of soliciting proxies. Solicitation of proxies will be primarily by mail. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies in person or by telephone and facsimile transmission, for which such persons will receive no additional consideration. The Company has retained Corporate Investor Communications, Inc. to solicit proxies at a fee estimated not to exceed $4,000 plus reasonable expenses. The Company will also reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners of Common Stock.

     The persons named as proxies were designated by the Board of Directors and are officers or directors of the Company. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld), and where a choice has been specified by the shareholder as provided in the proxy, the proxy will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal 1 to elect the nominee for director proposed by the Board of Directors, FOR Proposal 2 to adopt the 1996 Incentive Plan, and FOR Proposal 3 to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 1997.

     Any shareholder may revoke his or her proxy at any time before it is voted at the meeting by duly executing a proxy bearing a later date. A proxy may also be revoked by any shareholder at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or by voting in person at the meeting. The mailing address of the executive offices of the Company is P.O. Box 218130, Houston, Texas 77218-8130. The requirement for a quorum at the meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. There is no provision for cumulative voting. For purposes of determining the number of votes cast with respect to any voting matter, abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposals. Broker non-votes will not be counted as votes for or against approval of such matters.

     Only shareholders of record at the close of business on July 9, 1996 will be entitled to notice of, and to vote at, the meeting. As of such date, 23,378,313 shares of the Company's Common Stock, $.25 par value ("Common Stock"), were outstanding. Each of such outstanding shares is entitled to one vote at the meeting. This Proxy Statement and accompanying proxies are initially being mailed to shareholders of the Company on or about July 15, l996.

                              ELECTION OF DIRECTOR
                                   PROPOSAL 1

     The Certificate of Incorporation of the Company divides the Board of Directors, in respect to term of office, into three classes each consisting as nearly as possible of one-third of the members of the whole Board. The members of each class serve for three years following their election, with one class being elected each year.

     The Class I director is to be elected at the meeting. In accordance with the Company's Bylaws, the director will be elected by a plurality of the votes cast. The Class I director will serve until the 1999 Annual Meeting of Shareholders or until a successor is duly elected and qualified. The directors in Classes II and

III, consisting of two members and one member respectively, will continue to serve their terms of office, which will expire at the Annual Meeting of Shareholders to be held in 1997 and 1998, respectively.

     The name and certain information concerning the person nominated to be a director by the Board of Directors at the meeting is set forth below. The persons named in the accompanying proxy intend to vote such proxy in favor of the election of the nominee named below, who is currently a director of the Company, unless authority to vote for the director is withheld in the proxy. Although the Board of Directors has no reason to believe that the nominee will be unable to serve as a director, if the nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors.

     The following information table lists the name of the nominee, his business experience during the past five years and certain other information as of June 1, 1996, relevant to your consideration of the nominee proposed by the Board of Directors.

NOMINEE -- CLASS I DIRECTOR:


                NAME AND                           DIRECTOR
          BUSINESS EXPERIENCE              AGE      SINCE
- ----------------------------------------   ----    --------

D. Michael Hughes.......................    57        1970
  Mr. Hughes is owner of Texas Wild Game
  Cooperative and the Broken Arrow
  Ranch. Mr. Hughes has been associated
  with the Company since its
  incorporation, serving as Chairman
  from 1984 to 1990. He is Chairman of
  the Nominating and Compensation
  Committees and a member of the Audit
  and Strategic Planning Committees of
  the Board.

CONTINUING DIRECTORS

     The following table sets forth comparable information for those directors whose terms will expire in 1997 and 1998.

1997 -- CLASS II DIRECTORS:


                NAME AND                           DIRECTOR
          BUSINESS EXPERIENCE              AGE      SINCE
- ----------------------------------------   ----    --------

Charles B. Evans........................    71        1980
  Mr. Evans has been Chairman of ResTech
  Inc., an oilfield service firm
  specializing in custom log data
  processing, since 1982. He previously
  served from 1977 to 1979 as Executive
  Vice President of Schlumberger
  Limited, an international oilfield
  evaluation and services company, until
  his retirement in 1979 after 31 years
  of service. He is Chairman of the
  Audit Committee and a member of the
  Compensation, Nominating and Strategic
  Planning Committees of the Board.
John R. Huff............................    50        1986
  Mr. Huff has been Chairman of the
  Board of Directors of the Company
  since August 1990. He has been a
  director and Chief Executive Officer
  and President of the Company since
  joining the Company in 1986. He served
  from 1980 until 1986 as Chairman and
  President of Western Oceanic Inc., the
  offshore drilling subsidiary of The
  Western Company of North America. He
  is also a director of BJ Services
  Company, Triton Energy Limited and
  Production Operators Corp. He is an
  ex-officio member of the Compensation,
  Nominating and Strategic Planning
  Committees of the Board.

1998 -- CLASS III DIRECTOR:


                NAME AND                           DIRECTOR
          BUSINESS EXPERIENCE              AGE      SINCE
- ----------------------------------------   ----    --------

David S. Hooker.........................    53        1973
  Mr. Hooker has been Chairman of Gammel
  Kershaw & Co. Ltd., managers of a
  marine syndicate at Lloyds, since
  January 1996. Previously he served as
  Chairman of Bakyrchik Gold PLC, a
  natural resources company, from 1993
  to 1996. He was Managing Director of
  Aberdeen Petroleum PLC, an oil and gas
  exploration and production company,
  from 1988 to 1993. He is also a
  director of Danka Business Systems
  PLC. He is a member of the Audit,
  Compensation, Nominating and Strategic
  Planning Committees of the Board.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the number of shares of Common Stock of the Company owned as of June 1, 1996, by each director and nominee for director, each of the current executive officers named in the Summary Compensation Table on page 5 and all directors and officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the shares shown.


                                           NUMBER OF     PERCENT
                  NAME                     SHARES(1)     OF CLASS
- ----------------------------------------   ---------     --------

T. Jay Collins..........................      47,000          *
Charles B. Evans........................      13,900          *
F. Richard Frisbie......................      98,106          *
George R. Haubenreich, Jr...............      45,800          *
David S. Hooker.........................      12,000          *
John R. Huff............................     454,677        1.9
D. Michael Hughes.......................      94,464          *
Marvin J. Migura........................      15,000          *
All directors and officers as a group
  (15 persons)..........................   1,108,125        4.7

- ------------

   * Less than 1%

  (1) Includes the following shares subject to stock options exercisable within 60 days: Mr. Collins - 26,000, Mr. Evans - 12,000, Mr. Frisbie - 50,800,
      Mr. Haubenreich - 27,800, Mr. Hooker - 12,000, Mr. Huff - 203,000, Mr. Hughes - 12,000, Mr. Migura - 8,000, and all directors and officers as a group - 441,900. Includes the following shares granted pursuant to a restricted stock incentive award agreement with respect to which the recipient has sole voting power and no dispositive power: Mr.
      Collins - 15,750, Mr. Frisbie - 13,500, Mr. Haubenreich - 13,500, Mr. Huff - 135,000, Mr. Migura - 7,000, all directors and officers as a group - 220,750. Also includes the following shares, which are fully vested, held in trust pursuant to the Oceaneering Retirement Investment Plan ("Retirement Plan") for which the individual has no voting rights until the shares are withdrawn from the Retirement Plan: Mr.
      Frisbie - 4,306, Mr. Huff - 1,577, Mr. Hughes - 21,057, all directors and officers as a group - 53,327.

     The following table sets forth information as of June 1, l996, with respect to the only persons known by the Company to be the beneficial owner of more than 5% of the shares of the Company's Common Stock. Except as otherwise indicated, each person named has sole investment and voting power with respect to the shares shown. This information is based upon statements filed with the Securities and Exchange Commission ("SEC") as furnished to the Company by such person.


         NAME AND ADDRESS OF            AMOUNT AND NATURE OF    PERCENT
          BENEFICIAL OWNER              BENEFICIAL OWNERSHIP    OF CLASS
- -------------------------------------   --------------------    --------

State of Wisconsin Investment
  Board..............................         2,249,900            9.6
  P. O. Box 7842
  Madison, Wisconsin 53707
Public Employees Retirement System of
  Ohio...............................         1,300,000            5.6
  277 East Town Street
  Columbus, Ohio 43215

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

     The Company has standing Audit, Compensation and Nominating Committees of the Board of Directors. The Audit Committee, which held two meetings during fiscal 1996, is composed of Messrs. Evans, Hooker and Hughes. The functions of the Audit Committee are: (1) to recommend to the full Board the firm of independent auditors to be employed as the Company's independent auditors for the ensuing year; (2) to review with the independent auditors, internal auditors and management the scope and results of annual audits; (3) to consult with the independent auditors periodically with regard to the adequacy of internal controls and other such considerations; and (4) to review actions by management on recommendations of the independent and internal auditors. To promote independence, the Audit Committee consults separately and jointly with management, as well as the independent and internal auditors.

     The Compensation Committee is composed of Messrs. Hughes, Evans and Hooker. The Compensation Committee, which held two meetings during fiscal 1996, considers and recommends to the full Board compensation plans under which officers and directors are eligible to participate, as well as the salary for the Chief Executive Officer. The Compensation Committee approves salaries for all other executive officers of the Company. The Compensation Committee administers the Company's annual bonus plans, the Company's 1990 Long-Term Incentive Plan and the Company's Executive Retirement Plan ("Executive Retirement Plan"), and reviews on a regular basis the Company's compensation program. The Compensation Committee also recommends to the full Board a successor to the Chief Executive Officer when a vacancy occurs.

     The Nominating Committee is composed of Messrs. Hughes, Evans and Hooker. The Nominating Committee, which held two meetings during fiscal 1996, considers and recommends to the full Board nominees to fill Board vacancies and a director to serve as Chairman of the Board. The Nominating Committee receives and evaluates shareholder proposals for nominees to fill Board vacancies and recommends to the Board candidates for membership on the committees of the Board. As to each person whom a shareholder proposes to nominate for election or re-election as a director, the notice of proposal shall include the name, age, business address, residence address, principal occupation or employment, the class and number of shares beneficially owned and any other information relating to such person that is required by law to be disclosed, and include the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected. The name and address of the shareholder making the proposal as they appear on the Company's books and the class and number of shares of the Company which are beneficially owned by such shareholder shall be included in the notice. This information should be sent to the Secretary, Oceaneering International, Inc., P.O. Box 218130, Houston, Texas 77218-8130, not less than 120 days prior to any meeting of shareholders called for the election of directors.

     During fiscal 1996, the Board of Directors held a total of four meetings. Each member of the Board of Directors attended 100% of the aggregate of the total number of Board meetings and meetings of any committee on which he served.

     The Company pays its outside directors an $18,000 annual retainer, $1,000 for each meeting attended, $800 for each committee meeting attended (if the meeting is on a day other than the date of a Board meeting) and a consulting fee of $100 per hour up to a maximum of $800 per day for any consulting services. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

     Nonemployee directors are participants in the shareholder-approved 1990 Nonemployee Director Stock Option Plan. Under this plan, each nonemployee director of the Company is automatically granted an option to purchase 2,000 shares of Common Stock on the date the director becomes a nonemployee director of the Company, and each year thereafter, at an exercise price per share equal to 50% of the fair market value of a share of Common Stock on the date the option is granted. The options granted are not exercisable until the later to occur of six months from the date of grant or the date the optionee has completed two years of service as a director of the Company.

     There are no family relationships between any director or executive officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Throughout fiscal 1996, the Compensation Committee consisted of nonemployee directors. Mr. Hughes, a member of the Compensation Committee, was formerly an officer of the Company, serving most recently as Chairman from 1984 to 1990.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, the Company believes that all its directors and executive officers during the fiscal year ended March 31, 1996 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years shown, with respect to the Chief Executive Officer and each of the other four most highly compensated executive officers serving as such on March 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                             ----------------------------------------------
                                           ANNUAL COMPENSATION                                                PAYOUTS
                                 ----------------------------------------             AWARDS             ------------------
                                                                   OTHER     ------------------------                 ALL
                                                                  ANNUAL                   SECURITIES                OTHER
                                                                  COMPEN-    RESTRICTED    UNDERLYING     LTIP      COMPEN-
           NAME AND                                               SATION       STOCK        OPTIONS      PAYOUTS    SATION
      PRINCIPAL POSITION         YEAR    SALARY($)    BONUS($)    ($)(a)       AWARDS         (#)        ($)(c)     ($)(d)
- ------------------------------   ----    ---------    --------    -------    ----------    ----------    -------    -------
John R. Huff                     1996     375,000      60,000         0        0                  0      652,099    76,417
  Chairman, President and        1995     375,000           0         0        0             50,000      526,463    80,733
  Chief Executive Officer        1994     309,750      75,000         0        (b)                0      175,000    53,151
T. Jay Collins                   1996     176,500      30,000         0        0                  0      52,458     19,810
  Executive Vice President       1995     156,250           0         0        0             30,000      39,868      8,479
  Oilfield Marine Services(e)    1994      75,000      25,000         0        (b)           50,000           0         74
Marvin J. Migura                 1996     132,152      20,000         0        (b)           40,000           0        216
  Senior Vice President
  and Chief Financial
  Officer(f)
F. Richard Frisbie               1996     146,500      20,000         0        0                  0      126,460    31,544
  Senior Vice President          1995     145,000           0         0        0              4,000      115,010    26,533
  Marketing and Technology       1994     143,750      12,000         0        (b)                0      78,750     22,492
George R. Haubenreich, Jr.       1996     161,500      25,000         0        0                  0      116,460    25,380
  Vice President, General        1995     145,000           0         0        0             10,000      105,070    21,293
  Counsel and Secretary          1994     128,750      25,000         0        (b)                0      68,750     17,458

                                       5
- ------------

  (a) Excludes the value of perquisites and other personal benefits for each of the named executive officers because the aggregate amounts thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any named executive officer.

  (b) Restricted stock awarded in fiscal 1996 to Mr. Migura and in fiscal 1994 to the other named executive officers under the Company's 1990 Long-Term Incentive Plan is subject to performance-based criteria. See Compensation Committee Report on Executive Compensation, Long-Term Incentives. At March 31, 1996, the number and value of the restricted stock holdings (based upon the closing market price on that date of $13.625 per share) were as follows: Mr. Huff: 135,000 shares, $1,839,375; Mr. Collins: 15,750 shares, $214,594; Mr. Migura: 7,000 shares, $95,375; Mr. Frisbie: 13,500 shares,
      $183,937 and Mr. Haubenreich: 13,500 shares, $183,937. Dividends, if any, are paid on the restricted shares. The value of stock for which restrictions were lifted in fiscal 1996 and 1995 are reported in the LTIP payouts column in the table.

  (c) For fiscal 1996 and 1995, the aggregate value of stock for which restrictions were lifted and the associated tax assistance payment are respectively as follows: Mr. Huff, $477,099 and $351,463; Mr. Collins, $52,458 and $39,868; Mr. Frisbie, $47,710 and $36,260 and Mr. Haubenreich,
      $47,710 and $36,260. Fiscal 1994, 1995 and 1996 for Messrs. Huff, Frisbie and Haubenreich, include the second, third and last of four equal annual payments made pursuant to a performance-based award granted in fiscal 1993.

  (d) The amounts represent Company contributions under the Company's Executive Retirement Plan, a nonqualified plan.

  (e) Mr. Collins joined the Company in fiscal 1994.

  (f) Mr. Migura joined the Company in fiscal 1996.

LONG-TERM INCENTIVE PLAN AND RETIREMENT PLANS

     Under the shareholder-approved 1990 Long-Term Incentive Plan, the Compensation Committee may grant options, stock appreciation rights, stock and cash awards to employees and other persons (excluding nonemployee directors) having an important business relationship with the Company.

     The Company has in effect a Retirement Plan and an Executive Retirement Plan. All employees of the Company and its United States subsidiaries who meet the eligibility requirements may participate in the Retirement Plan. Certain key management employees and executives of the Company and any subsidiary that has adopted the plan, as approved by the Compensation Committee, are eligible to participate in the Executive Retirement Plan.

     Under the Retirement Plan, each participant directs the Company to defer between 1% and 16% of the participant's base pay and contribute the deferred compensation to the Retirement Plan, with such contributions being invested in shares of Common Stock, mutual funds and guaranteed investments. A participant's deferred compensation contributed to the plan is always fully vested. The Company's contributions to this plan become vested to the participant in percentage increments spaced over a six-year period, commencing with the participant's date of employment, provided that the participant remains employed by the Company. The Company is currently contributing an amount equal to the deferred compensation of the participant who has elected to invest in Common Stock up to the first 6% of the participant's base pay and 50% of the deferred compensation of the participant who has elected to invest in the other investments up to the first 6% of the participant's base pay. During fiscal 1996, none of the executive officers listed in the Summary Compensation Table made contributions into the Retirement Plan.

     Under the Executive Retirement Plan, each participant directs the Company to make a contribution of a percentage of the participant's base pay up to a maximum percentage determined by the Compensation Committee for each participant into an individually funded account established for each participant pursuant to the plan. Currently those percentages range from 10% to 15%. With respect to each participant, the Compensation Committee determines the appropriate rate, not to exceed 100%, at which the Company matches employee contributions. Currently the Company's matching rate is 100% for all participants. Employee and Company matching contributions in the Executive Retirement Plan are invested among several offered investment funds as directed by the employee. For the first four years of an employee's participation in the plan, at the end of each participation year, the employee becomes entitled to the Company's matching contribution amount for each such year, at the cumulative rate of 25% per year. At the

                                       6

end of each plan year for a participant under the Executive Retirement Plan, the Company makes a cash payment to each participant, which is intended to assist the employee in meeting the employee's federal income tax liability with respect to any earnings on the employee's and the Company's matching contributions in the account (excluding capital gains resulting from distribution occasioned by termination of employment) and such cash payment.

     The following table provides information concerning grants of stock options made to the named executive officers during the fiscal year ended March 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                                                                     VALUE AT
                                                                                               ASSUMED ANNUAL RATES
                                                       INDIVIDUAL GRANTS(a)                          OF STOCK
                                       -----------------------------------------------------    PRICE APPRECIATION
                                        NUMBER OF     % OF TOTAL                                       FOR
                                       SECURITIES      OPTIONS                                    OPTION TERM(b)
                                       UNDERLYING     GRANTED TO    EXERCISE OR                --------------------
                                         OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION      5%         10%
                NAME                   GRANTED (#)   FISCAL YEAR      ($/Sh)         DATE         ($)        ($)
- -------------------------------------  -----------   ------------   -----------   ----------   ---------  ---------
John R. Huff.........................          0          N/A            N/A            N/A          N/A        N/A
T. Jay Collins.......................          0          N/A            N/A            N/A          N/A        N/A
Marvin J. Migura.....................     40,000          100          10.25        5/21/05      257,847    654,434
F. Richard Frisbie...................          0          N/A            N/A            N/A          N/A        N/A
George R. Haubenreich, Jr. ..........          0          N/A            N/A            N/A          N/A        N/A
- ------------

  (a) Stock options are awarded at the fair market value of Common Stock at the date of award and become exercisable at the rate of 20% per year for three years beginning one year after award and fully exercisable four years after award. Options generally expire at the earliest of 10 years after award, one year after optionee's death, disability or retirement or at the time of optionee's termination of employment.

  (b) The amounts shown as potentially realizable values are based on arbitrarily assumed rates of stock price appreciations of five percent and ten percent over the full ten-year term of the options, as required by applicable SEC regulations. The actual value of the option grants is dependent on future performance of the Common Stock and overall market conditions. There is no assurance that the values reflected in this table will be achieved.

     The following table provides information concerning each stock option exercised during the fiscal year ended March 31, 1996 by each of the named executive officers and the value of unexercised options held by such officers at the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                                      VALUE OF UNEXERCISED
                                                                        NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                           SHARES                       OPTIONS AT FY-END (#)              FY-END ($)
                                        ACQUIRED ON       VALUE      ---------------------------   ---------------------------
                NAME                    EXERCISE (#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------------------   ------------   -----------   -----------   -------------   -----------   -------------
John R. Huff.........................           0              0       203,000         40,000        1,257,312       80,000
T. Jay Collins.......................           0              0        26,000         54,000           20,125       80,500
Marvin J. Migura.....................           0              0             0         40,000                0      147,500
F. Richard Frisbie...................      10,000         52,500        75,800          3,200          542,537        6,400
George R. Haubenreich, Jr. ..........           0              0        27,800          8,000           81,487       16,000

                                       7

     The following table shows information concerning long term incentive awards made to named executive officers in the fiscal year ended March 31, 1996.

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR


                                                           PERFORMANCE OR
                                                         OTHER PERIOD UNTIL
                                          NUMBER OF        MATURATION OR
                NAME                    SHARES (#)(1)        PAYOUT(1)
- -------------------------------------   -------------    ------------------

John R. Huff.........................           0               N/A
T. Jay Collins.......................           0               N/A
Marvin J. Migura.....................       7,000         6/25/93 - 6/21/96
F. Richard Frisbie...................           0               N/A
George R. Haubenreich, Jr............           0               N/A

- ------------

  (1) This grant of shares of restricted Common Stock is subject to earning requirements on the basis of a percentage change between the price of the Common Stock versus the average of the common stock price of a peer group over a three-year time period. See Board Compensation Committee Report on Executive Compensation. The grantee of such restricted stock is the record owner during the restriction period and has all rights of a shareholder, including the right to vote and receive dividends; provided, however, that such grantee does not have the right to transfer such restricted stock until the restrictions relating thereto are removed upon achievement of the performance goals and vesting requirements.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. Each member of the Committee is a nonemployee director. The Committee is dedicated to the establishment of a strong, positive link between the development and attainment of strategic goals, which enhance shareholder values, and the compensation and benefit programs needed to achieve those results.

OVERALL EXECUTIVE COMPENSATION POLICY

     The Company's policy is designed to facilitate its mission of increasing the net wealth of its shareholders by:

      o Attracting, rewarding and retaining highly qualified and productive individuals.

      o Setting compensation levels that are externally competitive and internally equitable.

      o Interrelating annual executive compensation with the results of individual performance, the individual's profit center performance and overall Company performance.

      o Motivating executives and key employees towards achieving long-term strategic results by aligning employee and shareholder interests through the increased value of the Company's stock.

     There are three major components of the Company's executive compensation program: Base Salary, Annual Incentives and Long-Term Incentive Awards. The Committee considers all elements of compensation when determining individual components.

BASE SALARY

     A competitive salary is essential to support management development and career orientation of executives. The Committee reviews annually the salary of executive officers. In determining appropriate salary levels, the Committee considers level and scope of responsibility and accountability, experience, individual performance contributions, internal equity and market comparisons. No specific weightings are assigned to these criteria. However, the Committee manages base salaries for the executive group in a conservative fashion in order to place more emphasis on incentive compensation.

                                       8

ANNUAL INCENTIVES

     The Committee administers an annual cash incentive bonus award plan to reward executive officers and other key employees of the Company based upon individual performance and the achievement of specific financial and operational goals determined for the year. The award interrelates individual performance, an individual's profit center performance and the Company's overall performance. For fiscal 1996, the maximum annual bonus award established for executive officers was within a range of 30-100 percent of base salary.

LONG-TERM INCENTIVES

     Long-term incentive awards under the shareholder-approved 1990 Long-Term Incentive Plan are designed to create a mutuality of interest between executive officers (and other key employees), and shareholders, through stock ownership and other incentive awards. In fiscal 1992, the Committee granted to executive officers contingent cash incentive awards payable over a three-year period, conditional upon the achievement of certain performance goals for the Common Stock and continued employment. In fiscal 1993, the performance requirement was met and in fiscal 1996, the last of four equal installments was paid.

     To further achieve these objectives, the Committee granted restricted Common Stock to executive officers and other key employees of the Company in fiscal 1994 and subsequently in fiscal 1996 to the Chief Financial Officer of the Company in connection with his joining the Company. These grants of restricted stock are subject to earning and vesting requirements during the three-year performance period. Up to one third of the total grant made in fiscal 1994 may be earned each year and the grant made in fiscal 1996 may be earned, depending upon the Company's cumulative Common Stock performance from June 25, 1993 as compared with the peer group's cumulative common stock performance from that date, with any amount earned subject to vesting in four equal installments over three years, conditional upon continued employment. The peer group is that specified on page 10 for the performance graph. If the performance of the Company's Common Stock is less than 50% of the average of the performance of the common stock of the peer group, no shares of restricted stock are earned. If the performance of the Company's Common Stock is 50% - 87.5% or greater than the average of the performance of the peer group, the amount of restricted stock earned will range from 16% to 100% of the maximum achievable for this period. At the time of each vesting, the participant receives a tax assistance payment which must be reimbursed to the Company if the vested Common Stock is sold within three years after the vesting date. At the end of fiscal 1996, two years of the performance period had been completed and two-thirds of the total grant made in fiscal 1994 was earned, subject to vesting requirements and none of the grant made in fiscal 1996 was earned.

     The Committee awards stock options to a broad group of executives and key employees. There were no stock option grants to executive officers in fiscal 1996, with the exception of a stock option grant to the Chief Financial Officer in connection with his joining the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     John R. Huff has been Chief Executive Officer and President of the Company since August 1986 and Chairman since 1990. His compensation package has been designed to encourage the enhancement of shareholder value. Mr. Huff's compensation for fiscal 1996 included the same components and methodology of salary and variable compensation as apply to other executive officers, with regard to his highest level of accountability. A substantial portion of his compensation is at risk in the form of performance bonuses and stock awards. During fiscal 1995 and 1996, Mr. Huff's base annual salary rate was not increased. In fiscal 1996, Mr. Huff received an annual bonus of $60,000 commensurate with the Company's improved financial performance during the year and the last installment of the incentive cash award described above. In fiscal 1994, Mr. Huff was granted a restricted stock award of 180,000 shares of Common Stock also described above, of which at the end of fiscal 1996, 45,000 shares were vested and 75,000 shares were earned subject to vesting requirements. These amounts and grants reflect the Committee's assessment of the Company's financial performance compared to other oilfield service companies

                                       9

during the relevant periods, Mr. Huff's leadership and significant personal contribution to the business, and compensation data of competitive companies.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess compensation over one million dollars paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers, except for qualified performance-based compensation. The Company had no non-deductible compensation expense for fiscal 1996. The Committee plans to review this matter as appropriate, make recommendations to the Company's Board of Directors of actions as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with the Company's compensation objectives.

                             Compensation Committee
                             D. M. Hughes, Chairman
                             C. B. Evans
                             D. S. Hooker

PERFORMANCE GRAPH

     The following line graph compares the Company's total shareholder return to the Standard & Poor's 500 Stock Index ("S&P 500") and with that of a peer group over a five-year period ending on March 31, 1996. The peer group companies at March 31, 1996 for this performance graph are Dresser Industries, Inc., which replaced Baroid Corporation after their merger, Global Industries, Ltd., Halliburton Company, McDermott International, Inc., Nabors Industries, Inc., Offshore Logistics, Inc., J. Ray McDermott, Inc. which replaced Offshore Pipelines, Inc. after their merger, Stolt Comex Seaway S.A., and Tidewater, Inc. Hornbeck Offshore Services, Inc. was included in the peer group through March 1996 when it merged into Tidewater, Inc.

     It is assumed in the graphs that (i) $100 was invested in the Company's Common Stock, the S&P 500 and the peer group on March 31, 1991, except that with respect to Global Industries, Ltd. and Stolt Comex Seaway S.A., it is assumed the investment was made in February 1993 and May 1993, respectively, the first month the stock for such companies was publicly available for purchase; and the investment was made in Baroid Corporation through January 1994, and thereafter in Dresser Industries, Inc., and in Offshore Pipelines, Inc. through January 1996, and thereafter in J. Ray McDermott, Inc., as a result of their mergers, and in Hornbeck Offshore Services, Inc. through March 1996, when it merged with Tidewater, Inc., (ii) the peer group investment is weighted based on the market capitalization of each individual company within the peer group at the beginning of each period and (iii) any dividends are reinvested. The Company has not declared any dividends during the period covered by the graph. The shareholder return shown on the graph is not necessarily indicative of future performance.

                                       10

             COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN
     FOR OCEANEERING INTERNATIONAL, INC., S&P 500 AND A SELECTED PEER GROUP

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                              1991       1992       1993       1994       1995       1996
                                           ---------  ---------  ---------  ---------  ---------  ---------
Oceaneering International, Inc. (OII)...     100.00      96.81     119.15     104.26      84.04     115.96
Peer Group..............................     100.00      69.29      99.14      89.14     103.20     156.35
Standard & Poors 500 (S&P 500)..........     100.00     111.04     127.95     129.84     150.05     198.22

EXECUTIVE EMPLOYMENT AGREEMENTS

     Under a Senior Executive Severance Plan (the "Severance Plan") adopted by the Board of Directors in January 1983, and as amended in March 1989, in the event of a change in control of the Company (as defined) followed by termination of employment within one year thereafter for any reason other than termination as a consequence of death, disability or retirement, voluntary termination prior to three months after a change of control, or termination for cause due to commission of a felony related to employment with the Company, certain key executives, as determined by the Board of Directors, will receive a payment equal to 50% of one year's base salary, including bonuses, and all fringe benefits for six months after termination of employment. In such an event, stock options and other benefits of the executive will become immediately vested, and the executive may elect to either exercise his outstanding stock options or surrender them and be compensated for the spread between the exercise price and the higher fair market value of the outstanding stock options. The executive will also receive 25% of the amount of the spread between the exercise price and the fair market value of all stock options exercised or surrendered by the executive during the three-year period ending with the date of the executive's termination of employment. The executive officers listed in the Summary Compensation Table are participants in the Severance Plan.

     The Company has entered into an employment agreement with no expiration date with John R. Huff, which provides that, in the event of his termination from the Company for any reason except voluntary resignation or cause, he will receive compensation equivalent to one year's salary, inclusive of any amounts

                                       11

payable under the Severance Plan. Medical coverage is to be provided to Mr. Huff, his spouse and children during his employment with the Company and, under circumstances specified therein, thereafter for life.

     In March 1989, the Company also entered into an amended Supplemental Senior Executive Severance Agreement ("Supplemental Agreement") with Mr. Huff, which provides that, in the event of a change in control of the Company (as defined) and termination of his employment for any reason (other than voluntary resignation for nonpermissible reasons or termination for cause due to commission of a felony related to employment with the Company), or reduction in the scope of his position or total annual compensation, or if he is requested to relocate, Mr. Huff may either elect to receive the benefits under the Severance Plan, as described above, or the benefits under the Supplemental Agreement. If he elects to receive the Supplemental Agreement benefits, Mr. Huff will receive a payment equal to three years' base salary, including bonuses, and all fringe benefits for six months after termination of employment, and his stock options and other benefits will become immediately vested. Mr. Huff may elect either to surrender his outstanding stock options and receive an amount equal to twice the amount of the spread between the exercise price and the higher fair market value of the outstanding stock options, or to exercise such stock options and receive the amount of such spread. He will also receive 100% of the amount of the spread between the exercise price and the fair market value of all stock options exercised or surrendered by him during the three-year period ending with the date of his termination of employment.

CERTAIN TRANSACTIONS

     Except as set forth in this report, no director or executive officer of the Company or nominee for election as a director of the Company, or holder of more than 5% of its shares of Common Stock, and no member of the immediate family of any such director, nominee, officer or security holder, to the knowledge of the Company, had any material interest in any transaction since April 1, 1995 or has any interest in any proposed transaction to which the Company or its subsidiaries were or are a party in which the amount involved exceeds $60,000.

     No director or executive officer of the Company who served in such capacity since April 1, 1995 or any associate of any such director or officer, to the knowledge of the executive officers of the Company, has any material interest in any matter proposed to be acted upon at the 1996 Annual Meeting of Shareholders other than as described in this Proxy Statement.

                      APPROVAL OF THE 1996 INCENTIVE PLAN
                                   PROPOSAL 2

     The Board of Directors recommends to Company shareholders that they approve the proposal to adopt the 1996 Incentive Plan of Oceaneering International, Inc. (the "Incentive Plan"). A copy of the Incentive Plan is attached hereto as Exhibit A and is incorporated herein by reference. The following summary is qualified by reference to the full text of the Incentive Plan.

INCENTIVE PLAN

     GENERAL. The objectives of the Incentive Plan, which was approved by the Company's Board of Directors on June 21, 1996 are (i) to attract and retain the services of key employees and encourage the sense of proprietorship of such employees, (ii) to attract other persons to have an important business relationship or affiliation with the Company and (iii) to stimulate the active interest of such persons in the development and financial success of the Company by making awards ("Awards") designed to provide participants in the Incentive Plan with a proprietary interest in the growth and performance of the Company.

     The Company has reserved 1,165,000 shares of Common Stock for use in connection with the Plan plus the number of shares, if any, repurchased in the open market and otherwise with an aggregate price no greater than the cash proceeds received by the Company from the sale of shares under the Incentive Plan. On July 9, 1996, the last reported sale price of the Common Stock on the NYSE was $16.625 per share. Shares subject to Awards that are forfeited or terminated, exchanged for Awards that do not involve Common Stock, expire unexercised or are settled in cash in lieu of Common Stock or otherwise such that

                                       12

the shares covered thereby are not issued again become available for Awards. Notwithstanding the foregoing, in no event may an Award be issued that would bring the total of all outstanding awards under the Incentive Plan and all other Company stock option or employee or long-term incentive plans to more than 9.9% of the total number of shares of Common Stock of the Company at the time outstanding. Approximately 225,000 shares of Common Stock are available under the Company's existing 1990 Long-Term Incentive Plan and 54,000 shares of Common Stock are available under the 1990 Nonemployee Director Stock Option Plan of the Company.

     Persons eligible for Awards are employees holding positions of responsibility with the Company or any of its subsidiaries and whose performance can have a significant effect on the success of the Company ("Employees") and independent contractors having an important business relationship or affiliation with the Company. Nonemployee directors are not eligible to receive awards under the Incentive Plan. For purposes of Section 16(b) of the Exchange Act, which could impose so-called short-swing liabilities on the directors and executive officers of the Company in connection with their purchases and sales of Common Stock within any six-month period, grants under the Incentive Plan are intended to qualify for the exemptions from that Section which are provided by Rule 16b-3 under the Exchange Act ("Rule 16b-3").

     The Compensation Committee of the Company's Board of Directors (the "Committee") will administer the Incentive Plan, and, to the extent required for Rule 16b-3 exemption, the Committee will at all times consist of at least two members of the Board who are "non-employee directors" within the meaning of Rule 16b-3. The Committee has the exclusive power to administer the Incentive Plan and take all actions specifically contemplated thereby or necessary or appropriate in connection with the administration thereof. The Committee also has the exclusive power to interpret the Incentive Plan and to adopt such rules, regulations and guidelines for carrying out its purposes as the Committee may deem necessary or proper in keeping with the objectives thereof. The Committee may, in its discretion, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any Award, waive any restriction or other provision of the Incentive Plan or in any Award or otherwise amend or modify any Award in any manner that is either
(i) not adverse to that Employee holding the Award or (ii) consented to by that Employee. The Committee also may delegate to the chief executive officer and other senior officers of the Company its duties under the Incentive Plan, except that no such delegation may be made in the case of actions respecting participants subject to Section 16 of the Exchange Act. No termination date is specified for the Incentive Plan.

     AWARDS. Awards may be in the form of (i) rights to purchase a specified number of shares of Common Stock at a specified price ("Options") which may be denominated in one or both of Common Stock or units denominated in Common Stock,
(ii) rights to receive a payment, in cash or Common Stock, equal to the fair market value or other specified value of a number of shares of Common Stock on the rights exercise date over a specified strike price ("SARs"), (iii) restricted or unrestricted grants of Common Stock or units denominated in Common Stock ("Stock Awards"), (iv) grants denominated in cash ("Cash Awards") and
(v) grants denominated in cash, Common Stock, units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals ("Performance Awards"). Subject to the limitations described below, the Committee will determine the recipients of Awards and the terms, conditions and limitations applicable to each Award, which conditions may, but need not, include continuous service with the Company, achievement of specific business objectives or goals, increases in specified indices or other comparable measures of performance. The Committee may grant Awards (i) singly, (ii) in combination or tandem with other Awards, (iii) in replacement of or as alternatives to prior Awards or (iv) in combination or tandem with, in replacement of or as alternatives to rights under any other employee plan of the Company or any acquired entity, but the Committee may not (x) grant, in exchange for an Option, a new Option having a lower exercise price, (y) provide for the automatic grant of a new Option upon the exercise of an Option or (z) reduce the exercise price of an Option. The exercise price of an Option may be paid with cash or, according to methods determined by the Committee, with Common Stock or any other Award the exerciser has owned for at least six months. Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company's business units and may

                                       13

include any of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity or assets or decreased costs or other liabilities.

     The Incentive Plan contains limitations respecting Awards, including the following:

          (i) an Option may be either an incentive stock option ("ISO") (not to exceed ISOs covering a maximum of 1,165,000 shares of Common Stock under the Incentive Plan) that qualifies, or a nonqualified stock option
     ("NSO") that does not qualify, with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and must have an exercise price of not less than the fair market value of a Common Stock share on the date of grant;

          (ii) the Committee must establish the performance goal or goals for each Performance Award prior to the earlier to occur of (a) 90 days after the commencement of the performance measurement period for that Award and
     (b) the lapse of 25% of that period, and in any event while it is substantially uncertain whether the goal or goals will be met;

          (iii) no employee may be granted, during any one-year period, (a) Options or SARs covering more than 300,000 shares of Common Stock or (b) Stock Awards covering or relating to more than 300,000 shares of Common Stock (the limitations referred to in this clause (iii) being the "Stock Based Awards Limitations"); and

          (iv) no Employee may be granted Cash Awards (including Performance Awards denominated in cash) having a value determined on the date of grant in excess of $3,000,000 in any one-year period.

     OTHER PROVISIONS. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump sum payment, by any Employee. Except as provided in the AWARDS paragraph above, at the discretion of the Committee, an Employee may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     The Company will have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Incentive Plan, an appropriate amount of cash or number of shares of Common Stock, or combination thereof, for the payment of taxes. The Committee may also (i) permit withholding to be satisfied by the transfer to the Company of shares of Common Stock previously owned by the holder of the Employee Award for which withholding is required, or (ii) provide for loans, on either a short-term or demand basis, from the Company to a participant to permit the payment of taxes required by law.

     The Board of Directors may amend, modify, suspend or terminate the Incentive Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment that would impair the rights of any holder of an Award with respect to that Award may be made without the consent of that holder and (ii) no amendment will be made to increase the maximum number of shares subject to Awards (except stock splits, recapitalizations and the like) without the approval of the Company's shareholders.

     If any subdivision or consolidation of outstanding shares of Common Stock, declaration of a stock dividend payable in shares of Common Stock or other stock split occurs, the Board will make appropriate adjustments to (i) the number of shares of Common Stock reserved under the Incentive Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate fair market value and other price determinations for Awards, and (v) the Stock Based Awards Limitations in order to reflect such transactions. Furthermore, in the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or stock dividends), the Company Board will make appropriate adjustments to the amounts or other items referred to in clauses (ii), (iii),
(iv) and (v) above to give effect to such transactions, but only to the extent necessary to maintain the proportionate interest of the holders of the Awards and to preserve, without exceeding, the value thereof.

                                       14

     TAX IMPLICATIONS OF AWARDS. The following is a summary of the United States federal income tax consequences to Employees and the Company as a result of the grant and exercise of Awards under the Incentive Plan. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and IRS rulings in effect on the date hereof and does not address the consequences of the Incentive Plan under any other tax laws.

     No grant of any Option or SAR will constitute realized taxable income to the grantee. Each exerciser of an SAR or NSO will (i) recognize ordinary income (subject to withholding by the Company) in an amount equal to the excess of (a) the amount of cash and the fair market value of the Common Stock received over
(b) the exercise price (if any) paid therefor and (ii) generally will have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR or the cash exercise of an NSO which equals the fair market value of those shares on the date of exercise. Subject to the discussion under "-- Certain Tax Code Limitations on Deductibility" below, the Company (or a subsidiary) generally will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the exerciser of an SAR or NSO.

     An Employee will not have taxable income as a result of exercising an ISO, but the excess of the fair market value of the shares of Common Stock received upon exercise of the ISO ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Employee, which may cause the Employee to incur alternative minimum tax ("AMT"). The payment of any AMT by an Employee attributable to his exercise of an ISO would be allowed as a credit against his regular tax liability in a later year to the extent his regular tax liability is in excess of his AMT for that year.

     On the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the Employee generally will recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the Employee for the ISO Stock. If an Employee disposes of ISO Stock he has not held for the requisite holding period (a "disqualifying disposition"), he will (i) recognize ordinary income to the extent that the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the Employee for such ISO Stock and (ii) recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm's-length disposition to an unrelated party), such excess generally would constitute a capital loss.

     The Company generally will not be entitled to any federal income tax deduction on the grant or exercise of an ISO, unless the grantee makes a disqualifying disposition of the underlying ISO Stock, in which event, the Company will then, subject to the discussion below under "-- Certain Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the Employee.

     Under current rulings, if a holder of an Option uses shares of Common Stock he already owns (other than ISO Stock that has not been held for the requisite holding period) to pay all or any part of the exercise price of that Option, (i) he will recognize income respecting the Common Stock received in the manner described above, (ii) no additional gain will be recognized as a result of the transfer of shares used as payment and (iii) shares so received, up to the number of shares so used, will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the shares of Common Stock surrendered in satisfaction of that exercise price. Any additional shares of Common Stock received on exercise will have a tax basis that equals the amount of cash (if any) paid by the exerciser.

     An Employee will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or Performance Award or, if earlier, at the time such cash is otherwise made available for the Employee to draw upon it. An Employee will not have taxable income upon the grant of a Stock Award in the form of units denominated in Common Stock ("Stock Unit Award"), but rather will generally recognize ordinary compensation income at the time the Employee receives Common Stock or cash in

                                       15

satisfaction of such Stock Unit Award in an amount equal to the fair market value of the Common Stock or cash received. In general, an Employee will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Stock Award or Performance Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the Employee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the Employee makes an election to be taxed on the fair market value of the Common Stock when such stock is received.

     An Employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the Employee recognizes income under the rules described above with respect to Common Stock or cash received pursuant to a Cash Award, Performance Award, Stock Award or Stock Unit Award. Dividends that are received by an Employee prior to the time that the Common Stock is taxed to the Employee or Nonemployee Director under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of an Employee in the Common Stock received will equal the amount recognized by the Employee as compensation income under the rules described in the preceding paragraph, and the Employee's holding period in such shares will commence on the date income is so recognized.

     CERTAIN TAX CODE LIMITATIONS ON DEDUCTIBILITY. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the Incentive Plan could also be limited by Section 280G of the Code, which prevents the deductibility of certain excess parachute payments made in connection with a change in control of an employer. The ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the Incentive Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees of the Company to $1 million with respect to any such employee during any taxable year of the Company. However, certain exceptions apply to this limitation in the case of performance-based compensation. It is intended that the description of the Incentive Plan contained herein will satisfy certain of the requirements for the performance-based exception and that the Company will be able to comply with the requirements of the Code and the Treasury Regulation Section 1.162-27 with respect to the grant and payment of certain performance-based awards (including certain options and SARs) under the Incentive Plan so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy all of the requirements for the exception and the Company may, in its sole discretion, determine that in one or more cases it is in its best interests to not satisfy all of the requirements for the performance-based exception.

     Approval of the Incentive Plan requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on such matter.

     THE BOARD OF DIRECTORS URGES THE SHAREHOLDERS TO VOTE FOR ADOPTING THE INCENTIVE PLAN.

                            APPOINTMENT OF AUDITORS
                                   PROPOSAL 3

     Subject to ratification by the shareholders, the Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, as independent auditors of the Company for the fiscal year ending March 31, 1997, pursuant to the recommendation of the Audit Committee of the Board. Arthur Andersen LLP has served as the Company's independent auditors for 25 years. Representatives of Arthur Andersen LLP will be present at the meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.

     The persons named in the accompanying proxy intend to vote such proxy in favor of the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 1997, unless a contrary choice is set forth thereon.

                                       16

     Ratification of the appointment requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on such matter.

     THE BOARD OF DIRECTORS URGES THE SHAREHOLDERS TO VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1997 Annual Meeting of Shareholders of the Company must be received at the Company's principal executive offices, 16001 Park Ten Place, Suite 600, Houston, Texas 77084, addressed to the Chairman of the Board, no later than March 18, 1997.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Shareholders that will come before the meeting. Should any other matters requiring the vote of shareholders arise at the meeting, it is intended that proxies will be voted in respect thereto in accordance with the judgment of the person or persons voting the proxies.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED HEREBY A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 1996. WRITTEN REQUESTS SHOULD BE MAILED TO GEORGE R. HAUBENREICH, JR., SECRETARY, OCEANEERING INTERNATIONAL, INC., P.O. Box 218130, HOUSTON, TEXAS 77218-8130.

                                          By Order of the Board of Directors,
                                          George R. Haubenreich, Jr.
                                          Vice President, General
                                          Counsel and Secretary

July 15, 1996

                                       17

                                                                       EXHIBIT A

                               1996 INCENTIVE PLAN
                                       OF
                         OCEANEERING INTERNATIONAL, INC.

     1. PLAN. This 1996 Incentive Plan of Oceaneering International, Inc. (the "Plan") was adopted by the Board of Directors of Oceaneering International, Inc. to reward certain corporate officers and key employees of Oceaneering International, Inc. and other persons having an important business relationship or affiliation with the Company by enabling them to acquire shares of Common Stock, par value $.25 per share, of Oceaneering International, Inc.

     2. OBJECTIVES. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to encourage the sense of proprietorship of such employees, to attract other persons to have an important business relationship or affiliation with the Company, and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     3. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

     "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

     "Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

     "Board" means the Board of Directors of the Company.

     "Cash Award" means an award denominated in cash.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Compensation and Benefits Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

     "Common Stock" means the Common Stock, par value $.25 per share, of the Company.

     "Company" means Oceaneering International, Inc., a Delaware corporation.

     "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

     "Effective Date" has the meaning set forth in paragraph 18 hereof.

     "Employee" means an employee of the Company or any of its Subsidiaries.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq National Market, or, if not reported by the Nasdaq National Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

     "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

     "Independent Contractor" means a person (other than a Director) determined by the Committee as having an important business relationship or affiliation with the Company.

     "Nonqualified Stock Option" means an Option that is not an Incentive
Option.

     "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

     "Participant" means an Employee or Independent Contractor to whom an Award has been made under this Plan.

     "Performance Award" means an award made pursuant to this Plan to a Participant who is subject to the attainment of one or more Performance Goals.

     "Performance Goal" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

     "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

     "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

     "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

     "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

     "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

     4. ELIGIBILITY. Key Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries and those Independent Contractors selected by the Committee.

     5. COMMON STOCK AVAILABLE FOR AWARDS. Subject to the provisions of paragraph 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 1,165,000 shares of

Common Stock plus the number of shares repurchased in the open market and otherwise with an aggregate price no greater than the cash proceeds received by the Company from the sale of shares under this Plan. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. Notwithstanding the foregoing, (i) in no event may an Award be issued that would bring the total of all outstanding awards under this Plan, and all other Company stock option or employee or long-term incentive plans to more than 9.9% of the total number of shares of Common Stock of the Company at the time outstanding and (ii) no more than 1,165,000 shares of Common Stock may be the subject of Incentive Options. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

     6.  ADMINISTRATION.

     (a) This Plan shall be administered by the Committee. To the extent required in order for Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, the Committee shall consist of at least two members of the Board who meet the requirements of the definition of "non-employer director" set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

     (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

     (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     7. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

     8.  AWARDS.

     (a) Subject to paragraphs 8(b) and (c), the Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8 hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 14, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. An Award may not provide for an automatic grant of a new Option upon the exercise of an Option. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

          (i) STOCK OPTION. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the greater of the Fair Market Value of the Common Stock on the date of grant or its par value. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than the greater of the Fair Market Value of the Common Stock on the date of grant or its par value. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (ii) STOCK APPRECIATION RIGHT. An Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (iii) STOCK AWARD. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

          (iv) CASH AWARD. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

          (v) PERFORMANCE AWARD. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be cumulative, annual or end-of-performance period goals and may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and either as an absolute measure or as a measure of comparative performance, and may include one or more of the following: revenues, income from operations, net income, stock price, market share, earnings per share, return on equity, assets or invested capital, economic value added, market value added, decrease in costs or achievement of balance sheet, income statement or cash flow objectives. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

     (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

          (i) no Participant may be granted, during any one-year period, Awards consisting of Options or SARs that are exercisable for more than 300,000 shares of Common Stock;

          (ii) no Participant may be granted, during any one-year period, Awards consisting of shares of Common Stock or units denominated in such shares (other than any Awards consisting of Options or SARs) covering or relating to more than 300,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

          (iii) no Participant may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $3,000,000.

     (c)  Independent Contractors may not be granted Incentive Options.

     9.  PAYMENT OF AWARDS.

     (a) GENERAL. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

     (b) DEFERRAL. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

     (c) DIVIDENDS AND INTEREST. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

     (d) SUBSTITUTION OF AWARDS. Subject to paragraph 8(a), at the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     10. STOCK OPTION EXERCISE. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     11. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

     12. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment will be made to increase the maximum number of shares subject to Awards (except as provided in paragraph 14) without the approval of the Company's stockholders.

     13. ASSIGNABILITY. The Committee may prescribe and include in applicable Award Agreements restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

     14.  ADJUSTMENTS.

     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards and (iv) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

     15. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

     16. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     17. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

     18. EFFECTIVENESS. This Plan shall be effective as of June 21, 1996, (the "Effective Date"), the date on which it was approved by the Board of Directors of the Company. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company Stockholders held on or before December 31, 1996. If the Stockholders of the Company should fail to so approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

                                     PROXY

                        OCEANEERING INTERNATIONAL, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

         John R. Huff and D. Michael Hughes, and each or any of them, with full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in Oceaneering International, Inc., held of record by the undersigned on July 9, 1996, at the Annual Meeting of Shareholders on August 23, 1996, to be held at the Baker & Botts, L.L.P. Conference Room, One Shell Plaza-Mall Level, 910 Louisiana Street, Houston, Texas 77002, and at any adjournment thereof.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

                                                                SEE REVERSE SIDE

[X]  Please mark your votes as in this example.

         This Proxy when properly executed will be voted as directed. If no direction is made, this Proxy will be voted FOR the election of the director nominee and FOR Proposals 2 and 3.

  MANAGEMENT RECOMMENDS THAT YOU VOTE FOR AUTHORITY ON PROPOSAL 1 AND FOR THE
                           BOARD'S PROPOSALS 2 AND 3.

1. Election of Director               NOMINEE: D. MICHAEL HUGHES
   FOR [ ]    WITHHELD [ ]

2. Proposal to adopt the 1996 Incentive Plan.
   FOR [ ]   AGAINST [ ]  ABSTAIN [ ]

3. Proposal to approve the appointment of Arthur Andersen LLP as independent auditors of the fiscal year ending March 31, 1997.
   FOR [ ]   AGAINST [ ]  ABSTAIN [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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